UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

TABLE OF CONTENTS

		PAGE
Item 5	Other Events and Regulation FD Disclosure	2

Signatures		4

Exhibit Index		5

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated April 25, 2002, announcing that the Company secured waivers to certain of its credit facility covenants for the fourth quarter ending April 30, 2002:

For Immediate Release:                                                             Contact: Shawn M. Harrington
April 25, 2002                                                                                                 860-644-1551

GERBER SCIENTIFIC SECURES CREDIT FACILITY COVENANT WAIVERS

SOUTH WINDSOR, CT - Gerber Scientific, Inc. (NYSE: GRB) today announced that it has reached an agreement with its bank group for the waiver of certain covenants related to its credit facility for the fourth quarter ending April 30, 2002. In addition, the Company said that it plans to seek, at a future date, an amendment covering the remaining term of the credit facility, which expires in May 2003.

"Working closely with our banks, we have reached an agreement that enables Gerber Scientific to avoid violating any of the terms of our existing credit facility in the fourth quarter," said Marc T. Giles, the Company's recently appointed President and Chief Executive Officer. "As we continue to pay down our indebtedness, which has been reduced by $40 million over the last 12 months, we look forward to a continuing cooperative relationship with our bank group."

Under the waiver agreement reached today, the bank syndicate, led by agent Wachovia Bank, agreed to waive certain covenants for the fiscal fourth quarter which required the Company to maintain certain levels of net worth, certain ratios of total debt to EBITDA (earnings before interest, taxes, depreciation and amortization) and a minimum fixed charge coverage amount. As announced previously, Gerber Scientific sought the covenant waivers as a consequence of its intention to take in the fourth quarter ending April 30, 2002 a special pre-tax charge of approximately $12 million principally for anticipated inventory write-downs, an action that would have put the Company in violation of the existing covenants for the period.

Gerber Scientific, Inc. (www.gerberscientific.com) is the world's leading supplier of high technology automated manufacturing systems that enable mass customization in the sign making and specialty graphics, apparel and flexible materials, and optical lens processing industries. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products, Spandex PLC, Gerber Technology and Gerber Coburn Optical.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, and January 31, 2002 and its Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	April 25, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Index Number	Exhibit	Page

10.1*	Waiver Agreement Under Credit Agreement Dated as of April 24, 2002

*Filed herewith

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